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                                                                   EXHIBIT 10.14


                              AMENDED AND RESTATED
                          SUBORDINATED PROMISSORY NOTE

$200,000.00                                                March 31, 2001
                                                           Nashville, Tennessee

         FOR VALUE RECEIVED, the undersigned, BEACON EDUCATION MANAGEMENT, INC., a Delaware corporation ("Maker"), promises to pay to the order of WILLIAM R. DELOACHE, JR. an individual ("Holder"), the principal sum of TWO HUNDRED THOUSAND AND NO/100THS DOLLARS ($200,000.00) with interest thereon at a fixed rate of eight percent (8%) per annum. In no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law.

         All principal and accrued interest shall be due and payable on the earlier of the date that (i) all principal and accrued and unpaid interest is paid on the Temporary Loan Note (as defined in the Loan Agreement (as defined below)) or (ii) all of the outstanding principal on the Temporary Loan Note is converted pursuant to Article 3 of the Loan Agreement.

         This Note may be prepaid in whole or in part at any time without penalty. Partial prepayments shall be applied first to any accrued interest and then to principal.

         Maker, and by its acceptance of this Note, Payee, hereby acknowledge, agree and confirm that this Note and the indebtedness evidenced hereby are and shall be subject and subordinate in all respects to all indebtedness of Maker at any time owing to KinderCare Learning Centers, Inc., a Delaware corporation ("KinderCare"), pursuant to that certain Equity Purchase and Loan Agreement, dated as of February 17, 2000, by and between KinderCare and Maker, as amended on September 28, 2000 and on March 31, 2001 (the "Loan Agreement"), or to any bank, financial or lending institution or other non-affiliated entity primarily in the business of extending credit or other financial accommodations (the "Senior Indebtedness"); provided, however, that Holder shall be entitled to receive and retain payments that have been made in respect of the indebtedness evidenced hereby prior to the occurrence of a default under the Senior Indebtedness.

         If this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security herefor, the Maker and any endorsers hereof agree to pay reasonable attorneys' fees and all court costs.

         This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a waiver, change, modification or discharge is sought.

         The parties waive demand, notice, presentment and protest.

         This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state.



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         This Note is intended to amend and restate in its entirety the
Promissory Note, dated as of September 28, 2000, issued by Maker to Holder in the principal amount of $200,000.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

         IN WITNESS HEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.



                                      MAKER:

                                      BEACON EDUCATION MANAGEMENT, INC.

                                      By: /s/ Michael B. Roanan
                                          -------------------------------------

                                      Title: CEO
                                             ----------------------------------